Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com
May 13, 2022
Barclays Dryrock Funding, LLC 100 S. West Street, Office 120 Wilmington, DE 19801

Re: Registration Statement on Form SF-3

We have acted as special counsel for Barclays Dryrock Funding, LLC, a Delaware limited liability company (“Funding”) in connection with the preparation of the Registration Statement on Form SF-3 (the “Registration Statement”), which has been filed as of the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of asset-backed notes (the “Notes”) of Barclays Dryrock Issuance Trust (the “Trust”) issued pursuant to the Amended and Restated Indenture, dated as of December 17, 2013, as amended by the First Amendment thereto, dated as of July 6, 2015 and the Omnibus Amendment to Indenture Supplements and Amended and Restated Indenture, dated as of September 21, 2018 (the “Base Indenture”), each between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by an Indenture Supplement substantially in the form filed as Exhibit 4.4 to the Registration Statement (the “Indenture Supplement” and, together with the Base Indenture, the “Indenture”), between the Trust and the Indenture Trustee.

Our opinion is based on our examination of the prospectus (the “Prospectus”) relating to the Notes forming a part of the Registration Statement, the Indenture, and such other documents, instruments and information as we considered necessary.

Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the captions “Prospectus Summary—Tax Status” and “Federal Income Tax Consequences” in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown llp

Barclays Dryrock Funding, LLC

While the tax description does not purport to discuss all possible U.S. federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the captions “Prospectus Summary—Tax Status” and “Federal Income Tax Consequences”, which discuss the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Mayer Brown llp

Barclays Dryrock Funding, LLC

We hereby consent to the use of our name therein and to the filing of this opinion as part of the Registration Statement, dated of even date herewith and to the references to this firm under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit thereto.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP